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                                                                    EXHIBIT 23.1

         I consent to the filing of my opinion, dated June 26, 1998, as an exhibit to this Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus or any Prospectus Supplement, included as part of the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.


                                        /s/ Z.S. Kobiashvili
                                        --------------------------------------
                                        Vice President and General Counsel

Houston, Texas
August 19, 1998